Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273347

PROSPECTUS SUPPLEMENT

(to prospectus dated September 21, 2023)

Up to $10,000,000

Common Shares

We have entered into a sales agreement with A.G.P./Alliance Global Partners, or A.G.P. or the Sales Agent, dated February 13, 2024, relating to the sale of our common shares offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell our common shares having an aggregate offering price of up to $10 million from time to time through A.G.P. acting as Sales Agent, at our discretion.

Our common shares are listed on The Nasdaq Capital Market under the symbol “PLUR.” On February 9, 2024, the last reported sale price of our common shares on The Nasdaq Capital Market was $0.78 per share. Our common shares are also listed on the Tel Aviv Stock Exchange, or TASE, under the symbol “PLUR.”

Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. A.G.P. is not required to sell any specific number or dollar amount of securities but will act as a Sales Agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. Our common shares to which this prospectus supplement relates will be sold through A.G.P. on any given day. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of February 9, 2024, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $31,515,236, based on 39,394,045 common shares outstanding held by non-affiliates at a per common share price of $0.80 based on the closing sale price of our common shares on The Nasdaq Capital Market on January 26, 2024. As of the date hereof, we have not sold or offered any common shares pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75 million.

The compensation to A.G.P. for sales of common shares sold pursuant to the sales agreement will be up to 3.0% of the gross proceeds from each such sale. In connection with the sale of common shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in other documents filed with the Securities and Exchange Commission and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is February 13, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-273347) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement were declared effective by the SEC on September 21, 2023. Under this “shelf” registration process, of which this offering is a part, we may, from time to time, sell our common shares, preferred stock, warrants and units.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statements that we filed with the SEC. For further information about us, you should refer to those registration statements, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and A.G.P. has not, authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless otherwise indicated, the terms to “Pluri,” “we,” “us,” and “our” refer to Pluri Inc. and its subsidiaries as required by the context.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements. We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements. The factors discussed herein, including those risks described under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus supplement, could cause actual results and developments to be materially different from those expressed in or implied by such statements. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions. Also, historic results referred to this prospectus supplement and the documents we incorporate by reference may be interpreted differently in light of additional research, clinical and preclinical trials results. Except as required by law we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-3 of this prospectus, page 3 of the accompanying prospectus and page 19 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a biotechnology company with an advanced cell-based technology platform. We have developed a unique three-dimensional, or 3D, technology platform for cell expansion with an industrial scale in-house Good Manufacturing Practice cell manufacturing facility. We are utilizing our technology in the field of regenerative medicine, food tech, Contract Development and Manufacturing Organization and agtech and plan to utilize it in industries and verticals that have a need for our mass scale and cost-effective cell expansion platform.

Our operations are focused on the research, development and manufacturing of cells and cell-based products, and business development of cell therapeutics and cell-based technologies and cell-based products.

Corporate Information

We were incorporated as a Nevada corporation in 2001. We have a wholly owned subsidiary in Israel called Pluri Biotech Ltd., or the Subsidiary, wholly owned subsidiary in Germany called Pluristem GmbH, or the German Subsidiary, and Ever After Foods Ltd., or Ever After. Pluri, the Subsidiary, the German Subsidiary, and Ever After are referred to as the “Company” or “Pluri”. The Subsidiary, the German Subsidiary, and Ever After are referred to as the “Subsidiaries”. Our executive offices are located at MATAM Advanced Technology Park, Building No. 5, Haifa, Israel, our telephone number is 011 972 74 710 8600, and our website address is www.pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus. You should not consider the contents of our website in making an investment decision with respect to the securities.

THE OFFERING

Common shares to be offered by us	Shares having an aggregate offering price of up to $10,000,000.
Plan of Distribution	“At the market offering” of our common shares. The sale of our common shares under this prospectus supplement, if any, may be made by any method permitted by law deemed to be and an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. See “Plan of Distribution” on page S-6 of this prospectus supplement.

Use of Proceeds

We expect to use the net proceeds of this offering, if any, for research and development activities, development and manufacturing of cell-based products and cell technology for various of industries, marketing and business development, investment in capital equipment and for working capital, corporate development and other general corporate purposes.

See “Use of Proceeds” on page S-4.

Risk Factors

See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Listing on Nasdaq Capital Market and TASE	Our common shares are listed on The Nasdaq Capital Market under the symbol “PLUR” and on the TASE under the symbol “PLUR.”

RISK FACTORS

An investment in our common shares involves significant risks. You should carefully consider the risk factors contained in in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 as well as all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before you decide to invest in our common shares. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our common shares could decline as a result of any of these risks. You could lose all or part of your investment in our common shares. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to this Offering

Sales of our common shares in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common shares.

We may issue and sell our common shares for aggregate gross proceeds of up to $10 million from time to time in connection with this offering. The issuance and sale from time to time of these new common shares, or our ability to issue these new common shares in this offering could have the effect of depressing the market price of our common shares.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience immediate and substantial dilution in the book value per common share you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per common shares outstanding prior to this offering. Assuming that an aggregate of 12,820,513 common shares are sold at a price of $0.78 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on February 9, 2024, for aggregate gross proceeds of up to approximately $10 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.48 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We may sell additional common shares to fund our operations, which sales may occur during or immediately after sales pursuant to this offering are commenced, which would result in dilution to our shareholders.

In order to raise additional funds to support our operations, we may sell additional common shares, which would result in dilution to all of our shareholders that may adversely impact our business. See “Dilution.” In particular, at any time, including during the pendency of this offering, we may sell additional common shares, other than pursuant to this offering, in amounts that may be material to us, which may be in amounts that are equal to or greater than the size of this offering, including, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above, subject, in certain circumstances, to the consent of the Agent.  We cannot assure you that we will be able to sell common shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

The common shares offered under this prospectus may be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of common shares we will issue under the sales agreement at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to the sales agents at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agents as our sales agents after we deliver a placement notice will fluctuate based on the market price of the common stock and the trading volume of our common stock during the sales period and limits we set with each sales agent.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, if any, for research and development activities, development and manufacturing of cell-based products and cell technology for various of industries, marketing and business development, investment in capital equipment and for working capital, corporate development and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.  Any dividends paid will be solely at the discretion of our board of directors.

DILUTION

If you purchase common shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per common shares after this offering. Our net tangible book value as of December 31, 2023 was approximately $6.6 million, or approximately $0.16 per share. Net tangible book value per share is equal to total tangible assets minus the sum of total tangible liabilities divided by the total number of shares outstanding.

After giving effect to the sale of our common shares during the term of the sales agreement with A.G.P. in the aggregate amount of $10,000,000 at an assumed offering price of $0.78 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on February 9, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2023 would have been $16.2 million, or $0.30 per share of our common shares. This amount represents an immediate increase in net tangible book value to existing shareholders of $0.14 per share and an immediate dilution in net tangible book value of $0.48 per share to purchasers of our shares of common shares in this offering, as illustrated in the following table:

Assumed public offering price per share		$0.78
Net tangible book value per share as of December 31, 2023	$0.16
Increase in net tangible book value per share after giving effect to this offering	$0.14

As adjusted net tangible book value per share as of December 31, 2023		$0.30

Dilution in net tangible book value per share to new investors		$0.48

The table above assumes for illustrative purposes that an aggregate of 12,820,513 of our common shares are sold during the term of the sales agreement with A.G.P. at a price of $0.78 per share, the last reported sale price of our common shares on The Nasdaq Capital Market on February 9, 2024, for aggregate gross proceeds of $10,000,000. In fact, the shares subject to the sales agreement with A.G.P. will be sold, if at all, from time to time at prices that may vary. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.78 per share shown in the table above, assuming all of our common shares in the aggregate amount of $10,000,000 during the term of the sales agreement with A.G.P. is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.31 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.57 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.78 per share shown in the table above, assuming all of our common shares in the aggregate amount of $10,000,000 during the term of the sales agreement with A.G.P. is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.29 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.39 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of common shares that will be outstanding after this offering as shown above is based on 41,680,023 shares of common shares outstanding as of December 31, 2023 and assumes no exercise of outstanding options or warrants to purchase additional shares and excludes as of such date:

●	1,999,616 common shares issuable upon the exercise of outstanding stock options as of December 31, 2023 at a weighted-average exercise price of $1.82 per share;

●	8,067,049 common shares reserved for future issuances under our stock option plans;

●	10,574,366 common shares issuable upon the exercise of outstanding warrants as of December 31, 2023 at a weighted-average exercise price of $2.40 per share; and

●	296,400 common shares issuable upon the vesting of outstanding restricted stock and restricted stock units as of December 31, 2023.

The table above assumes no exercise of outstanding options or warrants prior to this offering or issued but unvested restricted stock units. To the extent that options or warrants are exercised, there will be further dilution to new investors.

To the extent that outstanding options or warrants outstanding as of December 31, 2023 have been or may be exercised or unvested restricted stock units have been or may be issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with A.G.P., under which we may offer and sell up to $10 million of our common shares from time to time through A.G.P. acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common shares under the sales agreement, we will notify A.G.P. of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed A.G.P., unless A.G.P. declines to accept the terms of such notice, A.G.P. has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of A.G.P. under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and A.G.P. is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay A.G.P. a commission equal of up to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse A.G.P. for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, unless we and A.G.P. otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to A.G.P. under the terms of the sales agreement, will be approximately $105,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

A.G.P. will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which common shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

A.G.P. will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase common shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sales of our common shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed in the sales agreement to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

A.G.P. and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, A.G.P. may actively trade our securities for its own account or for the accounts of customers, and, accordingly, A.G.P. may at any time hold long or short positions in such securities.

A prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York. A.G.P. is being represented in connection with this offering by Blank Rome LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2023 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.pluri-biotech.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. These reference to websites are inactive textual references only, and are not hyperlinks.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2023 filed with the SEC on September 12, 2023;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023 and December 31, 2023, as filed with the SEC on November 13, 2023, and February 12, 2024, respectively;

(c)	Our Current Reports on Form 8-K filed with the SEC on July 11, 2023, July 13, 2023, October 19, 2023, January 8, 2024, January 24, 2024 and February 13, 2024; and

(d)	The description of our common shares contained in the Registration Statement on Form 8-A filed on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities to which this prospectus supplement and the accompanying prospectus relates have been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, Attention: Legal Counsel.

PROSPECTUS	Subject to completion, dated September 12, 2023

$200,000,000

Common Shares

Preferred Stock

Warrants

Units

We may from time to time sell common shares, preferred stock and warrants to purchase common shares, and units of two or more of such securities, in one or more offerings for an aggregate initial offering price of $200,000,000. We refer to the common shares, the preferred stock, the warrants to purchase common shares and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. Other than in connection with the exercise of certain outstanding warrants, we will specify in an accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common shares are traded on the Nasdaq Global Market, or Nasdaq, under the symbol “PLUR” and on the Tel Aviv Stock Exchange, or TASE, under the symbol “PLUR.” On September 11, 2023, the last reported sale price of our common shares on The Nasdaq Global Market was $0.63 per share.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2023.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date indicated in the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Our name and logo and the names of our products are our trademarks or registered trademarks. Unless the context otherwise requires, references in this prospectus to “Pluri,” “we,” “us,” and “our” refer to Pluri Inc. and its subsidiaries as required by the context.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities (other than in connection with the exercise of certain outstanding warrants), we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

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OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a biotechnology company with an advanced cell-based technology platform. We have developed a unique three-dimensional, or 3D, technology platform for cell expansion with an industrial scale in-house Good Manufacturing Practice, or GMP, cell manufacturing facility. We are utilizing our technology in the field of regenerative medicine and food tech and plan to utilize it in other industries and verticals that have a need for our mass scale and cost-effective cell expansion platform.

We use our advanced cell-based technology platform in the field of regenerative medicine to develop placenta-based cell therapy product candidates for the treatment of inflammatory, muscle injuries and hematologic conditions. Our placental expanded, or PLX, cells are adherent stromal cells that are expanded using our 3D platform. Our PLX cells can be administered to patients off-the-shelf, without blood or tissue matching or additional manipulation prior to administration. PLX cells are believed to release a range of therapeutic proteins in response to the patient’s condition.

Our operations are focused on the research, development and manufacturing of cells and cell-based products, conducting clinical studies and the business development of cell therapeutics and cell-based technologies, such as our collaboration with Tnuva Food Industries – Agricultural Cooperative in Israel Ltd., through its fully owned subsidiary, Tnuva Food-Tech Incubator (2019), Limited Partnership, or Tnuva, to use our technology to establish a cultivated food platform and the recent collaboration agreement we signed with a leading European manufacturer of active pharmaceutical ingredients, or APIs, to use our expansion technology, which aims to revolutionize the production of biologics by enabling a cost-effective, sustainable and cruelty-free ingredient.

We expect to demonstrate a real-world impact and value from our cell-based technology platform, our current PLX pipeline and from other cell-based product candidates that may be developed based on our platform. Our business model for commercialization and revenue generation includes, but is not limited to, licensing deals, joint ventures, partnerships, joint development agreements and direct sale of our products.

In the pharmaceutical area, we have focused on a number of indications utilizing our product candidates, including, but not limited to, muscle recovery following surgery for hip fracture, incomplete recovery following bone marrow transplantation, critical limb ischemia, Chronic Graft versus Host Disease and a potential treatment for Acute Radiation Syndrome. Some of these studies have been completed while others are still ongoing. We believe that each of these indications is a severe unmet medical need.

In April 2023, we unveiled a breakthrough in cell manufacturing that potentially solves one of the biggest hurdles facing cell-based industries: cost-effective, industrial scale cell manufacturing. PluriMatrix, built upon our platform 3D cell expansion technology, significantly scales high-quality cell production, potentially having a catalytic impact across numerous industries that require mass-scale cell production including pharma, biologics, foodtech and agri-tech. PluriMatrix is also used by our majority-owned subsidiary Ever After Ltd. (formerly Plurinuva Ltd.), to produce cultivated meat.

On July 11, 2023, we announced that we had signed a three-year, $4.2 million contract, with the U.S. National Institute of Allergy and Infectious Diseases, a part of the National Institutes of Health to further advance the development of our PLX-R18 cell therapy as a potential novel treatment for Hematopoietic Acute Radiation Syndrome, a deadly disease that can result from nuclear disasters and radiation exposure. We will collaborate with the U.S. Department of Defense Armed Forces Radiobiology Research Institute and the Uniformed Services University of Health Sciences.

Food Tech

On February 24, 2022, we announced the closing of the joint venture pursuant to joint venture agreement, or the Joint Venture Agreement, with Tnuva through our subsidiary, Pluri Biotech Ltd. Under the Joint Venture Agreement, we established a new company, Ever After Ltd. (formerly Plurinuva Ltd.) with the purpose of developing cultivated meat products of all types and kinds.

In December 2022, we reported that our joint venture successfully completed proof of concept in its development of cultivated meat based on our cell-based technology platform.

We were incorporated as a Nevada corporation in 2001. We have a wholly owned subsidiary in Israel called Pluri Biotech Ltd., or the Subsidiary, wholly owned subsidiary in Germany called Pluristem GmbH, or the German Subsidiary, and Ever After Foods Ltd., or Ever After. Pluri, the Subsidiary, the German Subsidiary, and Ever After are referred to as the “Company” or “Pluri”. The Subsidiary, the German Subsidiary, and Ever After are referred to as the “Subsidiaries”. Our executive offices are located at MATAM Advanced Technology Park, Building No. 5, Haifa, Israel, our telephone number is 011 972 74 710 8600, and our website address is www.pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. You should not consider the contents of our website in making an investment decision with respect to the securities.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors below as well as risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as well as all of the information contained in this prospectus, any prospectus supplement and the other documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements. We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements. The factors discussed herein, including those risks described under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement, could cause actual results and developments to be materially different from those expressed in or implied by such statements. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions. Also, historic results referred to this prospectus, any prospectus supplement and the documents we incorporate by reference may be interpreted differently in light of additional research, clinical and preclinical trials results. Except as required by law we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

Unless we otherwise indicate in an applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities, manufacturing and development of cell based products candidates, marketing and business development, investment in capital equipment and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments such as bank deposits or investment-grade, interest-bearing securities subject to any investment policies our investment committee may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common shares;

●	preferred stock;

●	warrants to purchase common shares; and

●	units of two or more of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $200,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes.

As of September 11, 2023, our authorized capital stock consists of 300,000,000 common shares, of which there were 41,245,495 shares outstanding as of June 30, 2023, and 1,000,000 shares of “blank check” preferred stock, none of which are outstanding. The following statements set forth the material terms of our capital stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, our Articles of Incorporation and Bylaws, copies of which are referenced as exhibits herein, and the provisions of Nevada General Corporation Law. Except for our ability to issue additional securities, including preferred stock with terms that may be determined at a later date by our Board, there are no provisions in our Articles of Incorporation or Bylaws that would delay, defer or prevent a change in our control.

Common Shares

Except as otherwise required by applicable law and subject to the preferential rights of any outstanding preferred stock, all voting rights are vested in and exercised by the holders of common shares with each holder of one common share being entitled to one vote. In the event of liquidation, holders of the common shares are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of the common shares have no cumulative voting rights and no preemptive or other rights to subscribe for shares. Holders of common shares are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor.

Blank Check Preferred Stock

Our Board of Directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Transfer Agent

Equiniti Trust Company, LLC is the registrar and transfer agent for our common shares. Their address is 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219, telephone: (718) 921-8300, (800) 937-5449.

Nevada Anti-Takeover Law

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable we would have to have as shareholders a specified number of Nevada residents and we would have to do business in Nevada directly or through an affiliate.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants (and any securities issuable upon exercise of such warrants) in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

General

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from the common shares.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased or exercised;

●	if applicable, the terms of the common shares with which the warrants are issued and the number of warrants issued with such common shares;

●	if applicable, the date on and after which the warrants and the related common shares will be separately transferable;

●	the number of common shares or other securities purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares of common shares issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the common shares issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of common shares that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common shares or other securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common shares, preferred stock and/or warrants for the purchase of common shares and/or preferred stock, in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to a prospectus supplement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares, preferred stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters or distributors for resale to the public or to investors;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	through a combination of these methods of sale; or

●	upon exercise of outstanding warrants.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the common shares may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common shares purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of common shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common shares, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the common shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more common shares than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common shares may have the effect of raising or maintaining the market price of our common shares or preventing or mitigating a decline in the market price of our common shares. As a result, the price of the common shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common shares are traded on the Nasdaq Global Market and on the Tel Aviv Stock Exchange. One or more underwriters may make a market in our common shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common shares.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in that market in the common shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2023 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common shares, preferred stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.pluristem.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2023 filed with the SEC on September 12, 2023;

(b)	Our Current Reports on Form 8-K filed with the SEC on July 11, 2023 and July 13, 2023; and

(c)	The description of our common shares contained in the Registration Statement on Form 8-A filed on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, Attention: Chen Yehuda-Franco.

Up to $10,000,000

Common Shares

PROSPECTUS SUPPLEMENT

A.G.P.

February 13, 2024